UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2005

INTEGRAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-18603	52-1267968
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Philadelphia Way, Lanham, Maryland 20706-4417

(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (301) 731-4233

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.01 is incorporated herein by reference.

Section 2 – Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 28, 2005, RT Logic Tract TT2, LLC, a newly-formed and wholly-owned subsidiary of Real Time Logic, Inc. (“RT Logic”), entered into a Purchase Agreement with Northgate Properties, LLC to purchase 10.373 acres of real property in Colorado Springs, Colorado for a purchase price of approximately $2.3 million, which will be paid in full at closing. The closing of the transaction is expected to occur within 120 days, subject to due diligence review and customary closing conditions. RT Logic intends to construct its new headquarters on this property. RT Logic is a wholly-owned subsidiary of Integral Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL SYSTEMS, INC.

By:	/s/ Thomas L. Gough
Thomas L. Gough
President and Chief Operating Officer

Date: May 3, 2005